UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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SUGARMADE, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUGARMADE, INC.

750 Royal Oaks Dr., Suite 108

Monrovia, CA 91016

(888) 982-1628

February [●], 2022

TO THE STOCKHOLDERS OF SUGARMADE, INC.:

THIS IS A NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share, of Sugarmade, Inc., a Delaware corporation (the “Company”), pursuant to Section 228 of the Delaware General Corporation Law, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to effect a reverse stock split of the outstanding shares of common stock, by a ratio of 1-for-200, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

2.	Immediately after the Reverse Stock Split is effective, to amend our Certificate to increase the number of authorized shares of common stock from 10,000,000,000 to 20,000,000,000 (the “Authorized Share Increase” and together with the Reverse Stock Split, the “Corporate Actions”).

The purpose of the Information Statement is to notify our stockholders that on December 16, 2021, a stockholder holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Corporate Actions.

The written consent that we received constitutes the only stockholder approval required for the Corporate Actions under Delaware law and our Certificate and bylaws. As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our common stock of record at the close of business on January 25, 2022 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of common stock of record as of January 25, 2022 on or about February [•], 2022. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act and in accordance with Delaware law and our bylaws.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE ACCOMPANYING INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

February [●], 2022	By Order of the Board of Directors of
SUGARMADE, INC.

/s/ Jimmy Chan
Jimmy Chan
Chief Executive Officer

SUGARMADE, INC.

4300 Biscayne Blvd., Suite 203

Miami, FL 33137

(305) 420-6640

Information Statement Pursuant to Section 14C

of the Securities Exchange Act of 1934

This Information Statement is being mailed on or about February [•], 2022 , to all holders of record on January 25, 2022 (the “Record Date”) of the common stock, $0.001 par value per share (the “Common Stock”), of SUGARMADE, INC., a Delaware corporation (“Sugarmade” or the “Company”), in connection with the approval of the following actions taken by the Board of Directors of the Company (the “Board”) and by written consent of Jimmy Chan, the holder of a majority of the voting power of Sugarmade’s issued and outstanding capital stock (the “Approving Stockholder”):

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to effect a reverse stock split of the outstanding shares of Common Stock, by a ratio of 1-for-200, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”); and

2.	Immediately after the Reverse Stock Split is effective, to amend our Certificate to increase the number of authorized shares of Common Stock from 10,000,000,000 to 20,000,000,000 (the “Authorized Share Increase” and together with the Reverse Stock Split, the “Corporate Actions”).

On December 16, 2021, our Board unanimously approved the Corporate Actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On December 16, 2021, the Approving Stockholder approved, by written consent, the Corporate Actions. Mr. Chan, the Approving Stockholder, is the Company’s Chief Executive Officer, Chairman, principal financial officer and principal accounting officer. In addition to other securities of the Company, Mr. Chan holds one share of the Company’s Series C preferred stock, $0.001 par value per share (the “Series C Preferred”), which has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. The Series C Preferred votes on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and votes together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series C Preferred is issued and outstanding. As a result of Mr. Chan’s share of Series C Preferred, Mr. Chan holds a majority of the voting power of the Company’s issued and outstanding capital stock.

Since the Board and the holder of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken. We expect that each of the Corporate Actions will become effective on or about the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. Our Board retains the authority to abandon the either or both of the Corporate Actions for any reason at any time prior to the effective date of the respective Corporate Action.

NOTICE PURSUANT TO SECTION 228 — Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Section 228 permits a Delaware corporation to take a corporate action that requires stockholder approval without holding a stockholder meeting if the corporation: (a) obtains the written consent of those stockholders who would have been entitled to cast at least the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting and (b) gives prompt notice of the corporate action to those stockholders who do not consent in writing. By written consent dated December 16, 2021, Mr. Chan, a stockholder of the Company as of the Record Date who would have been entitled to cast at least the minimum number of votes necessary to authorize such action at a meeting of stockholders, authorized the Corporate Actions.

Because the Corporate Actions have already been approved by the holder of a majority of the voting power of the Company’s outstanding shares of capital stock, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions have been approved. You will receive no further notice of the approval nor of the effective date of each of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission (the “SEC”) in the future.

The Company’s Common Stock is quoted on the OTC Pink market tier of the OTC Markets Group Inc. under the symbol “SGMD.” The last sale price of our Common Stock as reported on the OTC Pink on February [•], 2022 was $[•].

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of (i) 10,000,000,000 shares of Common Stock, (ii) 7,000,000 shares of undesignated preferred stock, $0.001 par value per share, (iii) 2,999,999 shares of Series B preferred stock, $0.001 par value per share (the “Series B Preferred”), and (iv) one share of Series C Preferred.

As of the Record Date, there were (i) 9,264,553,397 shares of Common Stock issued and outstanding, held by approximately 266 holders of record , (ii) 2,541,500 shares of Series B Preferred issued and outstanding, and (iii) one share of Series C Preferred issued and outstanding. As of the Record Date, Mr. Chan, the Approving Stockholder, held 19,063,502 shares of Common Stock directly, 500,000 shares of Series B Preferred, and one share of Series C Preferred.

Holders of our Common Stock are entitled to one vote per share. The Series C Preferred share held by Mr. Chan, the Approving Stockholder, has a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. The Series C Preferred votes on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and votes together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series C Preferred is issued and outstanding. Accordingly, the Approving Stockholder holds 52.98% of the Company’s voting power.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

DISSENTERS’ RIGHTS

Under the DGCL, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to any of the Corporate Actions and we will not independently provide our stockholders with any such rights.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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ITEM 1—REVERSE STOCK SPLIT

Summary

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock. Our Board of Directors believes that attaining and maintaining the Company’s stock price at higher levels will enable the Company to permit better access to capital, which is in the best interests of our company and its stockholders. Our Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors.

Description of the Reverse Stock Split

The Reverse Stock Split shall cause each 200 shares of pre-Reverse Stock Split Common Stock to be converted into one share of Common Stock. Upon the completion of the Reverse Stock Split, stockholders holding fractional shares will be rounded up and will receive one additional full share of Common Stock.

Effect of the Reverse Stock Split on the Company

The Reverse Stock Split will reduce the number of outstanding shares, which will in turn reduce the Company’s administrative costs associated with such the prior number of shares, and is expected to increase the per share price of our Common Stock. See “Background and Purpose of the Reverse Stock Split.”

Approving Vote of the Board of Directors and Consenting Stockholders

The Company’s Board of Directors has determined that the Reverse Stock Split is in the best interests of the Company. The Company has received the approving consent of the Approving Stockholder, who holds a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote on the Reverse Stock Split. Accordingly, no additional vote of the Company’s stockholders is required to approve the Reverse Stock Split.

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Stock Split without such outside person.

Effective Date

The Reverse Stock Split will become effective upon the later of (i) the filing of the Amendment with the Secretary of State of the State of Delaware, (ii) approval of the Reverse Stock Split by FINRA, and (iii) the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. In no event will the Reverse Stock Split be effective sooner than 20 days after we mail this Information Statement and accompanying notice to our stockholders. Our Board retains the authority to abandon the Reverse Stock Split for any reason at any time prior to the Effective Date.

Tax Consequences

The Reverse Stock Split will be treated as a tax-free recapitalization for federal income tax purposes. Accordingly, stockholders will not recognize gain or loss, and their adjusted tax basis in their stock will not change. See “Certain Federal Income Tax Consequences of the Reverse Stock Split.”

BACKGROUND AND PURPOSE OF THE REVERSE STOCK SPLIT

General

Our Board of Directors and the Approving Stockholder, who holds a majority of the voting power of the issued and outstanding capital stock, have taken action by written consent to authorize our Board of Directors to effect an amendment to the Certificate to effect a Reverse Stock Split of our issued and outstanding Common Stock by a ratio of 1-for-200. Our Board of Directors has discretion to abandon the Reverse Stock Split prior to its effectiveness.

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Reasons for Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the per share price of our Common Stock. Our Board of Directors believes that attaining and maintaining the stock price at higher levels will enable the Company to permit better access to capital, which is in the best interests of our company and its stockholders. Our Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. We believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which we believe would enhance the liquidity available to the holders of our Common Stock.  Accordingly, we believe that approval of the Reverse Stock Split is in our company’s and our stockholders’ best interests.

However, despite approval of the Reverse Stock Split by the Approving Stockholder and the implementation thereof by our Board of Directors, there is no assurance that our minimum bid price would be or remain following the Reverse Stock Split at a level high enough to enable us to up-list to a national stock exchange or attract capital investment in our company.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances.

Potential Effects of Proposed Reverse Stock Split

The Reverse Stock Split will affect all holders of our Common Stock uniformly. The Reverse Stock Split are not intended to affect any stockholder’s percentage ownership interest in our company, except for a nominal increase in percentage ownership interest that will accrue as described below in “Fractional Shares,” record holders of our Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

The Reverse Stock Split will not change the terms of our Common Stock. After the Reverse Stock Split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in the number of shares of our Common Stock outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

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The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Reverse Stock Split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws as then in effect. The proposal to effectuate the Reverse Stock Split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize the Reverse Stock Split to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, West Coast Stock Transfer, Inc. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT

SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Convertible Preferred Stock, Convertible Debt, Stock Options, Warrants, and Employee Plans

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible preferred stock or convertible debt securities entitling the holders to acquire shares of our Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants or convertible debt securities upon exercise or conversion, as applicable, and approximately the same value of shares of our Common Stock being delivered upon such exercise or conversion immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

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Accounting Matters

The proposed Certificate amendment will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of our Common Stock that is a United States person as defined in the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that may apply to certain special classes of taxpayers under the Code.

As a result, stockholders should seek advice on the tax consequences of the Reverse Stock Split based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange (or deemed exchange) of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the new shares received in the Reverse Stock Split will be the same as the aggregate tax basis in the old shares exchanged. The holding period for the new shares will include the period during which the old shares surrendered in the Reverse Stock Split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split.

ITEM 2 — INCREASE IN AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000,000 FROM 10,000,000,000

On December 16, 2021, our Board of Directors and the Approval Stockholder approved the Authorized Share Increase.

The effective date of the Authorized Share Increase will be determined at the sole discretion of the Board of Directors and will be publicly announced by us. The Authorized Share Increase will become effective upon the filing of a certificate of amendment to the Certificate relating to the Authorized Share Increase with the Secretary of State of the State of Delaware. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Our Board believes it is in Sugarmade’s best interests to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans, stock splits or financings, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of acquisition opportunities that become available to us, as well as market conditions and favorable financing. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that will result from adoption of Authorized Share Increase. Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by our stockholders) for various future corporate needs, including those outlined above. While effecting the Authorized Share Increase would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding equity at the time the additional shares are issued.

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Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Authorized Share Increase will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Certificate.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the certificate of amendment effecting the Authorized Share Increase is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to Sugarmade and its stockholders, and the effective date will be publicly announced by Sugarmade. The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the related certificate of amendment filed with the Delaware Secretary of State, notwithstanding the Authorizing Stockholder’s approval of the Authorized Share Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, below is information with respect to the securities holdings of (i) our named executive officers, (ii) our directors, (iii) our executive officers and directors as a group, and (iv) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than 5% of the shares of Common Stock.

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. The following table is based on the number of shares of Common Stock outstanding totaling 9,264,553,397 as of the Record Date.

Name and Address	Series B Preferred		Series B Preferred (as converted to Common Stock)	Series C Preferred		Common Stock		Total Ownership	Percentage of Class Beneficially Owned	Percentage of Voting Power
Executive Officers and Directors:
Jimmy Chan	500,000	(1)	500,000,000	1	(2)	44,808,235	(3)	19,529,106,796	5.58%	52.07%

Other 5% Stockholders:
Ryan Santiago	1,000,000		1,000,000,000	--		285,714,286			12.53%	13.88%
SBMS Capital Inc.	700,000		700,000,000	--		--			7.02%	0.00%

(1)	Each share of Series B Preferred is redeemable into 1,000 shares of Common Stock.

(2)	The one share of Series C Preferred held by Mr. Chan has no conversion rights. The share of Series C Preferred shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, the Common Stock, debt securities of the Company or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one. The Series C Preferred shall vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Series C preferred stock is issued and outstanding.

(3)

Represents (i) 19,063,502 shares of common stock held by Mr. Chan; (ii) 11,266,667 shares of common stock held by LMK Capital LLC; and (iii) 14,478,066 shares of common stock held by Amy Thai. Mr. Chan is majority owner of LMK Capital LLC and therefore, is deemed to be the beneficial owner of shares owned by LMK Capital LLC. Ms. Thai shares a household with Mr. Chan and Mr. Chan is deemed to beneficially own Ms. Thai’s shares.

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MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Capital Stock

Our Certificate currently authorizes the issuance of up to 10,000,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock. As of the Record Date, there were (i) 9,264,553,397 shares of Common Stock issued and outstanding, held by approximately 266 holders of record , (ii) 2,541,500 shares of Series B Preferred issued and outstanding, and (iii) one share of Series C Preferred issued and outstanding. The number of holders our Common Stock does not include beneficial owners of Common Stock whose shares are held in the names of broker-dealers and registered clearing agencies.

Market for Our Shares of Common Stock

Our Common Stock currently is traded on the OTC Pink tier of the OTC Markets Group under the symbol “SGMD.” The market for our Common Stock is highly volatile. We cannot assure you that there will be a market in the future for our Common Stock. OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Markets stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The following table sets forth the high and low bid prices per share of our Common Stock by OTC Markets for the periods indicated. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions

For the year ended June 30, 2020	High	Low
Fourth Quarter	$0.007	$0.002
Third Quarter	$0.013	$0.004
Second Quarter	$0.022	$0.012
First Quarter	$0.034	$0.011

For the year ended June 30, 2021	High	Low
Fourth Quarter	$0.007	$0.002
Third Quarter	$0.018	$0.001
Second Quarter	$0.002	$0.001
First Quarter	$0.005	$0.001

For the year ending June 30, 2022	High	Low
Third Quarter (through February [●], 2022)	$0.0012	$0.0008
Second Quarter	$0.002	$0.0008
First Quarter	$0.0028	$0.0015

As of February [•], 2022, the closing price of our Common Stock on the OTC Pink was $[•].

Transfer Agent

Our transfer agent is West Coast Stock Transfer, Inc. and its phone number is (619) 664-4780.

Dividends

We have never declared or paid any cash dividends on our Common Stock. For the foreseeable future, we do not anticipate paying any cash dividends on our Common Stock. Any future determination to pay dividends will be at the discretion of our Board of Directors.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Corporate Actions that is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Sugarmade, Inc., 750 Royal Oaks Dr., Suite 108, Monrovia, CA 91016, Attn: Corporate Secretary, or by calling the Company at (888) 982-1628.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Sugarmade, Inc., 750 Royal Oaks Dr., Suite 108, Monrovia, CA 91016, Attn: Corporate Secretary, or by calling the Company at (888) 982-1628.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, the address and phone number in the preceding paragraph. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the address or phone number provided in the preceding paragraph.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at c/o Sugarmade, Inc., 750 Royal Oaks Dr., Suite 108, Monrovia, CA 91016, Attn: Corporate Secretary, or by calling the Company at (888) 982-1628.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS.

SUGARMADE, INC.

/s/ Jimmy Chan
Jimmy Chan
February [•], 2022	Chief Executive Officer

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